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                                                                 EXHIBIT 23.2





Consent of Independent Auditors




The Board of Directors
RomTech, Inc.:

We consent to the use of our report dated September 17, 1997, relating to the consolidated balance sheet of RomTech, Inc. and subsidiary as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended June 30, 1997, incorporated by reference in this registration statement on Form S-8, which report is included in the June 30, 1997 Annual Report on Form 10-KSB of RomTech, Inc.



/s/ KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
December 17, 1997